Exhibit 10.46
EXTENSION OF OFFICE BUILDING LEASE
(Fourth Extended Term)
This Extension of Office Building Lease (Fourth Extended Term) (the “Extension”) is entered into this 28th day of October, 2010, by and between Sorrento West Properties, Inc., (“Landlord”) and Oceanic Exploration Company (“Tenant”).
WITNESSETH:
WHEREAS Landlord and Tenant entered into that certain Office Building Lease dated September 1, 2000 as amended by an Amendment to and Extension of Office Building Lease dated October 20, 2005, a Second Amendment to Office Building Lease dated January 1, 2008, a Third Amendment to Office Building Lease dated October 22, 2008, and an Extension of Office Building Lease dated October 19th, 2009 (collectively referred to herein as the “Lease”); and
WHEREAS Landlord and Tenant wish to extend the term of the Lease;
NOW THEREFORE in consideration of the mutual promises, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1. The Term of the Lease shall be extended for a one (1) year period commencing November 1, 2010 and terminating October 31, 2011 (the “Fourth Extended Term”).
2. Tenant acknowledges that it currently pays monthly Minimum Rent at the rate of $17.14 per square foot. During the Fourth Extended Term the monthly Minimum Rent shall be increased at the rate of increase of the Consumer Price Index as set forth in Section 1.05 of the Lease.
All other provisions of the Lease not expressly modified herein shall remain unchanged and the Lease shall continue in full force and effect. In the event of any inconsistency between the provisions of the Lease and this Extension, the provisions of this Extension shall be deemed controlling.
This Extension of Office Building Lease (Fourth Extended Term) is entered into on the day first written above.

TENANT:	LANDLORD:

Oceanic Exploration Company	Sorrento West Properties, Inc.

By: /s/ Nicole Champine Nicole Champine President	By: /s/ Joseph E. Maskalenko Joseph E. Maskalenko Vice President